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                                                                   Exhibit 23(a)
                                                                   -------------







                                   CONSENT OF
                             GRANT THORNTON, L.L.P.

                          CONSENT OF GRANT THORNTON LLP


We have issued our report dated June 12, 2002 on the balance sheet of Atlas America Public #11-2002 Ltd. as of June 11, 2002 and our report dated December 3, 2001 on the consolidated financial statements of Atlas Resources, Inc. and Subsidiary as of September 30, 2001 contained in the Registration Statement on Form S-1 and Prospectus for Atlas America Public #11-2002 Ltd. We consent to use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."





/s/ Grant Thornton LLP
------------------------


Cleveland, Ohio
August 13, 2002